Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd.
800 Westpoint Pkwy., Suite 1100
Westlake, OH 44145-1524

www.cohenfund.com

440.835.8500
440.835.1093 fax

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our reports dated December 28, 2007 on the financial statements of the Dreman Contrarian Funds, comprising Dreman Contrarian Large Cap Value Fund, Dreman Contrarian Mid Cap Value Fund and Dreman Contrarian Small Cap Value Fund, Dreman Quantitative Large Cap Value Fund, Dreman Quantitative Mid Cap Value Fund and Dreman Quantitative Small Cap Value Fund as of October 31, 2007 and for the periods indicated therein and to the references to our firm in the prospectuses and the Statements of Additional Information in this Pre-Effective Amendment to the Dreman Contrarian Funds' Registration Statement on Form N-1A (SEC File No. 811-22118 and 333-145984).

Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
January 23, 2008